                                                                      EXHIBIT 21

                               CABOT CORPORATION

                            SIGNIFICANT SUBSIDIARIES
                            AS OF SEPTEMBER 30, 1998

NAME                                                           JURISDICTION
----                                                           ------------
Cabot Carbon Limited........................................  England
Cabot G.B. Limited..........................................  England
Cabot B.V. .................................................  The Netherlands
Cabot International Capital Corporation.....................  Delaware